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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NETWORK ENGINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

January 27, 2005

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Tuesday, March 15, 2005 at 10:00 A.M., local time.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

        All stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed Proxy Card. A postage-prepaid envelope is enclosed for that purpose.

        Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, or attend the Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

John H. Curtis
President and Chief Executive Officer

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Network Engines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 15, 2005 at 10:00 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109. The purpose of the Meeting shall be to consider and act upon the following matters:

  1.
  To elect two Class II directors to hold office for a three-year term and until each of his successors has been duly elected and qualified;

  2.
  To ratify the selection by the Audit Committee of our Board of Directors of the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005; and

  3.
  To transact such other business as may properly come before the Meeting or any adjournment or postponements of the Meeting.

These items are more fully discussed in the following pages. Only stockholders of record at the close of business on January 18, 2005 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

We hope that all stockholders will be able to attend the Meeting in person. However, in order to ensure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed Proxy Card whether or not you expect to attend the Meeting. A postage-prepaid return envelope, addressed to EquiServe, L.P., our transfer agent and registrar, has been enclosed for your convenience. If you attend the Meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All of our stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

Douglas G. Bryant
Secretary

Canton, Massachusetts
January 27, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2005

INFORMATION ABOUT THE MEETING

General

        We have sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote at our 2005 Annual Meeting of Stockholders (the "Meeting") or any adjournment or postponement of the Meeting. The Meeting will be held on Tuesday, March 15, 2005 at 10:00 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

  •
  This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

  •
  The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

        We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to stockholders for the first time on or about January 27, 2005. In this mailing, we are also including our Annual Report to Stockholders for the fiscal year ended September 30, 2004 ("Fiscal 2004").

Voting Rights and Outstanding Shares

        The Board of Directors has fixed the close of business on January 18, 2005, as the record date for the Meeting or any adjournment or postponements thereof. Only stockholders who were record owners of shares of our common stock, $.01 par value per share, at the close of business on January 18, 2005 are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof. On that date, 37,293,953 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. We have no other securities entitled to vote at the Meeting.

Voting in Person

        To vote in person, you must attend the Meeting, and then complete and submit the ballot that will be provided to you at the Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on January 18, 2005, the record date for voting.

Voting by Proxy

        To vote by proxy, you must complete and return the enclosed Proxy Card. Your Proxy Card will be valid only if you sign, date and return it for receipt by us prior to the Meeting. By completing and returning the Proxy Card, you will direct the designated persons to vote your shares at the Meeting in the manner you specify in the Proxy Card. If your complete the Proxy Card but do not specify how your shares are to be voted, then the designated persons will vote your shares in favor of the proposals described in this Proxy Statement. If any other business properly comes before the Meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Quorum Requirement

        A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to establish a quorum. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and "broker non-votes" will be counted as present.

Broker Non-Votes

        A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. Non-routine matters include matters such as amendments to stock plans.

Revoking a Proxy

        A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Meeting in person, either by giving notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting. A notice of revocation must indicate the certificate number and number of shares to which such revocation relates and the aggregate number of shares represented by such certificates.

A copy of our Annual Report on Form 10-K for Fiscal 2004 as filed with the SEC, except for exhibits, will be furnished without charge to you upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. It may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

        The first proposal on the agenda for the Meeting is the election of Frank M. Polestra and Fontaine K. Richardson to serve as Class II directors for a three-year term beginning at the Meeting and ending at our 2008 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

        Our Board of Directors is currently composed of eight persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class II (whose terms expire at this Meeting), three directors in Class III (whose terms expire at the Annual Meeting of Stockholders in 2006) and three directors in Class I (whose terms expire at the Annual Meeting of Stockholders in 2007).

        The election of directors requires a plurality of the votes cast at the Meeting, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominees receiving the most votes for election to the two Class II director positions are elected to those positions. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. The persons designated on the enclosed Proxy Card will vote for the election of the nominees for Class II director unless the Proxy Card is marked otherwise or unless any particular nominee is unable or unwilling to serve. In the event that a nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unavailable to serve.

        The Board of Directors, upon recommendation by the Nominating Committee, has nominated the current Class II directors standing for re-election. A brief biography of each of the nominees, as of January 18, 2005, follows. Information with respect to the number of shares of common stock beneficially owned by each nominee, directly or indirectly, as of December 31, 2004, appears herein under "Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders".

Nominees For Term Expiring in 2008 (Class II Directors)

Frank M. Polestra

        Frank M. Polestra, age 79, has served as one of our directors since May 1997. Mr. Polestra has been Managing Director of Ascent Venture Management, Inc., a manager of venture funds and investor in early-stage companies in the northeastern United States, since March 1999. Prior to his position with Ascent Venture Management, Mr. Polestra was President, Director and General Partner of Pioneer Capital Corporation, a venture capital management firm, from 1981 to 1999. Mr. Polestra is a director of Embarcadero Technologies, Inc., a publicly held company.

Fontaine K. Richardson

        Fontaine K. Richardson, age 63, has served as one of our directors since October 2002. Mr. Richardson is a consultant and private investor. From 1983 to 2000, Mr. Richardson was a General Partner of Eastech Management Company, a venture capital management company. Mr. Richardson also co-founded Applicon, Inc. and serves on the board of directors of Mentor Graphics Corporation, a publicly held company.

        The Board of Directors believes that approval of the election of the nominees for Class II director is in the best interests of the Company and its stockholders and therefore it recommends you vote FOR this proposal.

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the year ending September 30, 2005 ("Fiscal 2005"). PricewaterhouseCoopers LLP has audited our financial statements for each fiscal year since our inception. At the Meeting, our stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2005.

        The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2005. Votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against. Broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

        In the event of a negative vote, the Audit Committee of the Board of Directors will reconsider its selection. Even if the appointment is ratified, however, the Audit Committee of the Board of Directors may, in its discretion, direct the appointment of a different independent registered accounting firm during the year, if the Audit Committee determines such a change would be in the Company and its shareholders' best interest. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table sets forth the fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated annual financial statements for Fiscal 2004 and Fiscal 2003, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	FY 2004	FY 2003
Audit Fees (1)	$248,726	$284,250
Audit Related Fees (2)	25,250	30,900
Tax Fees	—	—
All Other Fees	—	—

Total	$273,976	$315,150

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filing requirements.

(2)
Audit-Related Fees consist of fees billed for professional services rendered for the audit of one of our employee benefit plans.

        The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2004.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the following twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending September 30, 2005 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Other Matters

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the designated persons named in the Proxy Card to vote, or otherwise act, in accordance with their best judgment on such matters.

Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting

        Proposals of stockholders intended to be presented at the 2006 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than September 29, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Douglas G. Bryant, Secretary, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Background Information About Directors Continuing in Office

        Our Class I and Class III directors will continue in office following the Meeting. The terms of our Class III directors will end at our 2006 Annual Meeting of Stockholders, and the terms of our Class I directors will end at our 2007 Annual Meeting of Stockholders. Brief biographies of these directors, as of January 18, 2005, follow. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 31, 2004, appears herein under the heading "Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders".

Directors Whose Terms Expire In 2006 (Class III Directors)

John A. Blaeser

        John A. Blaeser, age 63, has served as one of our directors since October 1999. Since January 1996, Mr. Blaeser has served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995.

Lawrence A. Genovesi

        Lawrence A. Genovesi, age 46, is a founder of the Company and has served as a director since October 1989. Mr. Genovesi is an entrepreneur and private investor. Mr. Genovesi was, from January 2002 to December 2004, President of Ammasso, Inc. a company in the communications and networking field. Mr. Genovesi was, from 1989 until 2001, our President, Chief Executive Officer and Chief Technology Officer. Mr. Genovesi also founded and served as Chief Executive Officer of New England Interconnection Devices, Inc., a contract manufacturer, from May 1985 to July 1988.

Robert M. Wadsworth

        Robert M. Wadsworth, age 44, has served as one of our directors since December 1999. He has been a Managing Director of HarbourVest Partners, LLC since January 1997 and Managing Director of Hancock Venture Partners, Inc. since 1989. Both HarbourVest Partners and Hancock Venture Partners are global private equity firms investing in industrial and information technology companies on a worldwide basis and are under common control. HarbourVest Partners is an affiliate of ours (see "Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders"). Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as the following publicly held companies: Concord Communications, Inc., and Trintech Group PLC.

Directors Whose Terms Expire In 2007 (Class I Directors)

John H. Curtis

        John H. Curtis, age 62, joined us in March 2001 as President and Chief Executive Officer. Mr. Curtis has served as one of our directors since March 2001. Prior to joining us, he was Vice President of Worldwide Sales at Artel Video Systems, Inc., from August 1996 to March 2001. Prior to Artel Video Systems, Mr. Curtis served as Senior Vice President of Worldwide Operations at Banyan Systems, Inc. from July 1995 to May 1996 and was Vice President of Worldwide Sales at Intellution Inc. from September 1992 to May 1995. From 1980 to 1992, Mr. Curtis held several senior-level management positions at Stratus Computer, Inc., a manufacturer of fault tolerant computers, including Chief Operating Officer, Vice President of Finance and Vice President of International Sales.

Gary E. Haroian

        Gary E. Haroian, age 53, has served as one of our directors since June 2003. Mr. Haroian has provided consulting and advisory services to technology companies since December 2002. From April 2000 to December 2002, Mr. Haroian held a variety of senior management positions, including roles as Chief Financial Officer, Chief Operating Officer and interim Chief Executive Officer, at Bowstreet Software, a provider of development tools for web applications. Prior to Bowstreet, he served as Senior Vice President of Finance and Administration and Chief Financial Officer at Concord Communications Inc., a maker of e-business management solutions, from February 1997 to April 2000. He also served as Chief Financial Officer, President and Chief Operating Officer, and Chief Executive Officer of Stratus Computer Inc., a manufacturer of fault tolerant computers, from 1983 to 1996. Mr. Haroian is a director of a privately held company in the technology field, as well as Aspen Technology, Inc., and Embarcadero Technologies, Inc., each a publicly held company.

Dennis A. Kirshy

        Dennis A. Kirshy, age 62, has served as one of our directors since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy is Chairman of the Board of Seranoa Networks, Inc. and is also a director of several privately held companies in the networking, telecommunications and software arenas.

Board and Committees

        The Board of Directors is composed of Messrs. Genovesi, Blaeser, Curtis, Haroian, Kirshy, Polestra, Richardson and Wadsworth. Mr. Genovesi is the Chairman of the Board of Directors. The Board has determined that Messrs. Blaeser, Haroian, Kirshy, Polestra, Richardson and Wadsworth are "independent directors" as that term is defined by the applicable rules of NASDAQ and that a majority of Directors are "independent".

        The Board of Directors met 11 times and acted by unanimous written consent once during Fiscal 2004. It is the practice of the independent directors to meet in executive session at the conclusion of each in-person board meeting. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2004. Pursuant to our Corporate Governance Guidelines all directors are encouraged to attend our Annual Meeting of Stockholders. All of our then serving directors were in attendance at our 2004 Annual Meeting. The Board of Directors has established a compensation committee (the "Compensation Committee"), an audit committee (the "Audit Committee") and a nominating committee (the "Nominating Committee"), each of which operates under a charter approved by the Board. Current copies of the charters for these committees are available on the Investors section of the Company's website at www.networkengines.com.

Compensation Committee

        The Compensation Committee, reviews executive salaries, administers any bonus, incentive compensation and stock option plans, and approves or recommends the Board to approve the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding retirement and other benefit plans and the compensation policies and practices. The Compensation Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004.

        The Compensation Committee is currently composed of Messrs. Genovesi, Kirshy and Wadsworth. Mr. Kirshy is the Chairman of the Compensation Committee. The Board has determined that Messrs. Kirshy and Wadsworth are "independent" as that term is defined by applicable rules of

NASDAQ. Although Mr. Genovesi is not "independent" as that term is defined by applicable NASDAQ rules, (because he was formerly an employee of the Company) the Board has determined that Mr. Genovesi's membership on the Compensation Committee is required by the best interests of the Company and our stockholders. The Compensation Committee met 5 times during Fiscal 2004 and acted by written consent 4 times.

Audit Committee

        The Audit Committee is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee:

  •
  Selects and engages our independent registered public accounting firm;

  •
  Reviews the effectiveness of our accounting policies and practices, financial reporting and internal controls;

  •
  Reviews any transactions that involve a potential conflict of interest;

  •
  Reviews and discusses audited financial statements with our management and our independent registered public accounting firm;

  •
  Reviews the scope of independent audit coverage and the fees charged by the independent registered public accounting firm; and

  •
  Reviews the independence of such registered public accounting firm from our management.

        The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004. A copy of the amended Audit Committee charter was attached to our Proxy Statement for the 2004 Annual Meeting of Stockholders.

        The Audit Committee is currently composed of Messrs. Haroian, Blaeser, Polestra and Richardson, each of whom the Board has determined is "independent," as that term is defined by applicable rules of NASDAQ. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that Mr. Haroian, the Audit Committee's chairman, is an "audit committee financial expert" as defined under Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met 9 times during Fiscal 2004.

Nominating Committee

        The Board formed the Nominating Committee in July 2003. The Nominating Committee is currently composed of Messrs. Richardson, Kirshy and Wadsworth. Mr. Richardson is the Chairman of the Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board. The Board has determined that each of the members of the Nominating Committee is "independent," as that term is defined by applicable rules of NASDAQ. The Nominating Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004. The Nominating Committee did not meet during Fiscal 2004.

Director Candidates

        Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company's proxy card for the stockholder meeting at which his or her election is recommended.

        Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to Mr. Richardson, Chairman of the Nominating Committee, at the address set forth below under "Stockholder Communications". The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating Committee did not retain any such advisers or consultants during Fiscal 2004.

        Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under "Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting."

Stockholder Communications

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Richardson, the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Richardson as the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board should address such communications in care of Douglas G. Bryant, Secretary, at Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Compensation Committee Interlocks and Insider Participation

        During Fiscal 2004, the members of the Compensation Committee were Messrs. Genovesi, Kirshy and Wadsworth. The issuance of options to such members of the Compensation Committee is discussed herein under "Compensation of Directors".

        From 1989 until 2001, Mr. Genovesi was our President, Chief Executive Officer and Chief Technology Officer. In January 2001, we entered into a series of agreements with Mr. Genovesi, including guaranteeing a personal loan obtained by Mr. Genovesi and entering into a reimbursement agreement, recourse note and pledge agreement with Mr. Genovesi. In January 2003, Mr. Genovesi satisfied his obligations in full under each of the guarantee, reimbursement agreement, recourse note and pledge agreement. These transactions are discussed in greater detail under "Certain Relationships and Related Party Transactions."

        Mr. Wadsworth is the managing director of the limited liability corporation that controls HarbourVest Partners, one of our significant stockholders (see "Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders"). We made a cash payment and issued shares of our common stock to HarbourVest Partners in connection with our acquisition of TidalWire in December 2002. Mr. Wadsworth is also a director of PSI Holding Group Inc., the parent company of Akibia, Inc. We have engaged Akibia to provide certain customer support, warranty fulfillment and professional services. In addition, Mr. Wadsworth has certain relationships with our directors outside of their positions on our Board of Directors. These relationships and the transactions are discussed in greater detail under "Certain Relationships and Related Party Transactions."

Compensation of Directors

        We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. We also grant stock options to our non-employee directors pursuant to our 2000 Director Stock Option Plan. The plan provides that any non-employee director first elected to the Board after the date that the plan was adopted will receive a stock option award of 50,000 shares. All current non-employee directors, with the exception of Mr. Richardson and Mr. Haroian, were elected to the Board prior to the adoption of the plan. The Plan further provides that each year, as of the Annual Meeting of Stockholders, each non-employee director will receive a stock option award of 15,000 shares. The first of such annual grants took place as of the 2001 Annual Meeting of Stockholders. All options granted under our 2000 Director Stock Option Plan were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.

        From October 1, 2002 through June 16, 2003, directors were compensated $1,000 per Board meeting and $500 per Audit or Compensation Committee meeting. As a result of recent legislation and related regulations that require board members to devote more time to prepare for Board and Board Committee meetings and to the exercise of the attendant responsibilities as members of the Board and its committees, director compensation was increased as follows: On June 16, 2003, director compensation was increased to $1,500 per Board meeting attended in person and $1,000 per Board meeting conducted by telephone; $1,000 per Audit Committee meeting; $1,000 per Compensation Committee, Nominating Committee or Special Committee meeting attended in person and $500 per Compensation Committee, Nominating Committee or Special Committee meeting conducted by telephone. In addition, the Audit Committee Chairman received an additional fee of $3,000 per year. Effective October 1, 2004 director compensation was increased to $2,000 per Board meeting attended in person; and $1,500 per Audit Committee meeting, whether in person or by phone. In addition, the Audit Committee Chairman receives an additional fee of $8,000 per year and the Compensation Committee Chairman receives an additional fee of $4,000 per year.

Report of the Audit Committee

        In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended September 30, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements with the Company's management, and with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed with PricewaterhouseCoopers LLP its independence from the Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the SEC.

AUDIT COMMITTEE
Gary E. Haroian
John A. Blaeser
Frank M. Polestra
Fontaine K. Richardson

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

        The following table sets forth our executive officers, including their age and the position held as of January 18, 2005:

Name	Age	Position
John H. Curtis	62	President, Chief Executive Officer and Director
Douglas G. Bryant	47	Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary
Michael D. Riley	40	Vice President of Marketing and Strategy
J. Donald Oldham	62	Vice President of OEM Appliance Sales
Richard P. Graber	44	Vice President of Engineering and Operations
John Amaral	37	Chief Technology Officer

John H. Curtis

        See "Background Information About Directors Continuing in Office—Directors Whose Terms Expire in 2007 (Class I Directors)" above for information regarding the business experience of John H. Curtis.

Douglas G. Bryant

        Douglas G. Bryant has served as our Secretary and Vice President of Finance and Administration since March 2000, Treasurer since January 1998 and Chief Financial Officer since September 1997. Prior to joining us, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

Michael D. Riley

        Michael D. Riley joined us in July 2002 as Vice President of Marketing and Strategy. Prior to joining us, Mr. Riley was the Chief Marketing Officer at Sonexis, Inc., a provider of collaboration solutions, from July 2001 to May 2002. Prior to Sonexis, Mr. Riley held a variety of senior management positions with Artel Video Systems, Inc. from July 1998 to July 2001, including Senior Vice President of Marketing and Worldwide Sales and Vice President of Marketing. Prior to Artel Video Systems, Mr. Riley held senior sales and marketing positions at Premisys Communications from 1994 to 1997 and Newbridge Networks Corporation from 1988 to 1993.

J. Donald Oldham

        J. Donald Oldham joined us in October 2002 as Vice President of OEM Appliance Sales. Prior to joining us, Mr. Oldham was Vice President of Sales and Program Management at Manufacturers Services, Inc., a full-service global electronic manufacturing services and supply-chain company, from February 2001 to March 2002. From 1985 to 1998, Mr. Oldham held multiple senior management positions with Stratus Computer, including Senior Vice President of Worldwide Sales from 1994 to 1998. Mr. Oldham also held a variety of sales management positions at International Business Machines Corporation, from 1969 to 1985.

Richard P. Graber

        Richard P. Graber joined us in October 2003 as Vice President of Engineering and Operations. Prior to joining us, Mr. Graber was the Vice President of Engineering and Operations at Jedai Broadband Networks, Inc., a developer of access technology for broadband providers. Prior to Jedai Broadband Networks, Mr. Graber was Vice President of Engineering for ViaGate Technologies, Inc. from November 2000 to August 2001. Prior to joining ViaGate Technologies, Mr. Graber held senior engineering positions at Dialogic, an Intel company, from June 1988 to October 2000.

John Amaral

        John Amaral joined us in June 2004 as Chief Technology Officer. Prior to joining Network Engines, Mr. Amaral was, from September, 1999 to February, 2004, Chief Technology Officer for Artel Video Systems, Inc. a provider of advanced networking and media processing equipment. Prior to that, he was Chief Technical Officer for ITS Corporation a technology and development services consulting company, from June 1991 to August 1999.

Executive Compensation

Summary Compensation

        The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for each of our Named Executive Officers, comprised of (i) our Chief Executive Officer and (ii) our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2004, (collectively, the "Named Executive Officers").

Long-Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options/SARs
Name and Principal Position	Year	Salary ($)	Bonus ($) (4)
John H. Curtis President and Chief Executive Officer, Director	2004 2003 2002	224,731 210,846 200,000	126,475 129,547 97,771	— 200,000 —
Douglas G. Bryant Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	184,596 169,631 154,000	81,024 85,604 89,283	50,000 200,000 50,000
Michael D. Riley (1) Vice President of Marketing and Strategy	2004 2003 2002	191,347 170,000 32,692	68,813 79,387 —	80,000 — 300,000
J. Donald Oldham (2) Vice President of OEM Appliance Sales	2004 2003 2002	162,999 156,731 —	165,572 70,569 —	50,000 300,000 —
Jeffrey A. Brandes (3) Vice President of Corporate Development	2004 2003 2002	200,000 157,383 —	66,217 202,603 —	50,000 300,000 —

(1)
Mr. Riley commenced employment with us in July 2002.

(2)
Mr. Oldham commenced employment with us in October 2002.

(3)
Mr. Brandes commenced employment with us in December 2002. His employment terminated in January 2005.

(4)
Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year.

Option Grants During Fiscal 2004

        The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during Fiscal 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise Price Per Share (2)	Expiration Date
					5%	10%
John H. Curtis	—	N/A	N/A	N/A	N/A	N/A
Douglas G. Bryant	50,000 (1)	3.1%	$4.40	12/30/2013	$138,357	$350,623
Michael D. Riley	50,000 (1)	3.1%	$4.40	12/30/2013	$138,357	$350,623
	30,000 (1)	1.9%	$3.88	3/30/2014	$73,203	$185,511
J. Donald Oldham	50,000 (1)	3.1%	$4.40	12/30/2013	$138,357	$350,623
Jeffrey A. Brandes	50,000 (1)	3.1%	$4.40	12/30/2013	$138,357	$350,623

(1)
Options vest over four years in equal quarterly installments.

(2)
Options were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.

(3)
The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal 2004

        The following table sets forth information concerning options to purchase our common stock exercised by the Named Executive Officers during Fiscal 2004 and the number of securities underlying unexercised options that were held by each of the Named Executive Officers as of September 30, 2004.

			Number of Securities Underlying Unexercised Options at September 30, 2004
					Value of Unexercised In-The-Money Options at September 30, 2004 (1)
	Shares Acquired on Exercise	Value Realized (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Curtis	130,000	$525,525	1,029,832	265,694	$865,515	$228,624
Douglas G. Bryant	37,500	$139,925	228,124	184,376	$104,062	$126,313
Michael D. Riley	23,000	$85,550	139,187	217,813	$95,250	$112,500
J. Donald Oldham	—		140,625	209,375	$116,813	$150,188
Jeffrey A. Brandes	18,750	$161,250	84,375	209,375	$62,250	$140,063

(1)
Based on the closing sale price of our common stock on September 30, 2004 ($1.81), as reported by the NASDAQ National Market, less the option exercise price.

(2)
Fair market value of the common stock as of the date of exercise, minus the exercise price.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of September 30, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)(4)
Equity compensation plans approved by security holders	6,016,605	$2.41	5,307,086
Equity compensation plans not approved by security holders	—	—	—

Total	6,016,605	$2.41	5,307,086

(1)
This table excludes an aggregate of 111,459 shares of our common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of TidalWire Inc. The weighted-average exercise price of such assumed options is $0.37 per share.

(2)
Includes 5,661,605 shares of our common stock issuable under our 1999 Stock Incentive Plan and 355,000 shares of our common stock issuable under our 2000 Director Stock Option Plan.

(3)
Includes 4,245,085 shares issuable under our 1999 Stock Incentive Plan, 637,001 shares of our common stock issuable under our 2000 Employee Stock Purchase Plan and 425,000 shares issuable under our 2000 Director Stock Option Plan. Shares issuable under our 1999 Stock Incentive Plan and our 2000 Director Stock Option Plan may be issued in the form of restricted stock or options to purchase our common stock.

(4)
On October 1 of each year commencing on October 1, 2000 through and including October 1, 2008, the number of shares of common stock reserved for issuance pursuant to our 1999 Stock Incentive Plan is automatically increased by the lesser of (a) 4,000,000 shares, (b) 5% of our outstanding stock on such date, or (c) an amount determined by the Board of Directors. For the one-year period commencing on October 1, 2004, the Board of Directors resolved not to increase the number of shares of common stock reserved for issuance pursuant to the 1999 Stock Incentive Plan. Notwithstanding the foregoing, in no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 1999 Stock Incentive Plan exceed 20,047,902 shares. Through September 30, 2004, we had been authorized to issue a total of 13,057,273 shares of restricted common stock or options to purchase our common stock under our 1999 Stock Incentive Plan. As a result, under the terms of our 1999 Stock Incentive Plan, we may be authorized in the future to issue a maximum of 6,990,629 additional shares of the restricted common stock or options to purchase our common stock.

Report of the Compensation Committee

        General.    The Compensation Committee of the Company's Board of Directors establishes compensation policies with respect to the Company's executive officers. The Company's executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. Each year the Compensation Committee approves, or recommends to the Board approval of, executive compensation, including annual base salaries, bonus awards and stock option grants. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives and will consider the Company's overall performance objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2004 as they affected Mr. Curtis in his capacity as President and Chief Executive Officer of the Company and the Company's executive officers.

        Compensation Philosophy.    The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious management. In executing its compensation policy, the Company has three objectives: (i) to align the interests of its executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (ii) to attract and retain highly talented and productive executives, and (iii) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

        Base Salary.    In setting the annual base salaries for the Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Company regularly compares the salary levels of its executive officers with other leading companies in related industries through reviews of survey and other market data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. The Committee targets base salary levels at the average level. It believes that any significantly above-average compensation should come from the variable portion of compensation, where compensation is more directly tied to performance. However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. This is particularly the case when the Company seeks to attract and hire executive personnel from outside the Company, where the Company must directly address the market rate for compensation of highly qualified people. The Compensation Committee therefore applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

        Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company, the skills and experience required for the job and the compensation level necessary to attract and retain key executives. The Compensation Committee also compares these elements with similar elements for other executives both inside and outside the Company.

        Cash Bonus.    Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements. The Company first began to utilize a cash bonus program in February 2000, and substantially revised its criteria in April 2001. Under the revised cash bonus program, the Company will pay to each of the executive officers, on a quarterly basis, a percentage of their annual base salaries if the Company achieves selected targets for the quarter. The Committee bases each individual award target on a combination of Company financial targets and operational objectives based on each individual's area of responsibility. The Committee assigns a specific dollar value to each objective and evaluates each executive's performance against those selected goals, generally on a quarterly basis.

        Equity Ownership.    Executive officer compensation includes long-term incentives in the form of options to purchase shares of common stock. Stock option grants are key components of the executive compensation program. They are intended to provide executives with an equity interest in the Company and link a meaningful portion of the executives' compensation to the performance of the Company's common stock.

        The number of shares of common stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company. The Committee also reviews the executive's past option awards and share holdings.

        The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the interests of the Company's executive officers to longer-term success. Generally, stock options granted upon the commencement of employment vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years. Stock options granted in subsequent years vest over four years, in equal quarterly installments, beginning with the first quarter subsequent to the grant. In either case, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

        Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's common stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

        Chief Executive Officer Compensation.    The Compensation Committee has set Mr. Curtis' total annual compensation, including compensation derived from the Company's cash bonus and stock option programs, at a level it believes to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Committee has reviewed all components of Mr. Curtis' compensation and finds that his total compensation is set at a reasonable level. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company's general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Mr. Curtis, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation program available to the Company's other senior executives.

        Effective October 1, 2003, Mr. Curtis annual base salary was increased from $215,000 per year to $225,000 per year. Effective October 1, 2004, Mr. Curtis' annual base salary was increased from $225,000 per year to $230,000 per year. For Fiscal 2004, Mr. Curtis was also awarded quarterly bonuses totaling $126,475 (of a target bonus amount of $157,000) that were based, in part, upon attainment of the Company's operating, revenue and financial objectives. During fiscal 2004, under the leadership of Mr. Curtis as Chief Executive Officer, the Company grew its total revenue by 68% to $136.8 million from $81.2 million in fiscal 2003. Under Mr. Curtis' leadership the Company also increased its cash balance to $39.6 million in fiscal 2004 from $36.8 million in fiscal 2003. The Company continued to diversify its OEM business growing revenues with OEM customers other than EMC Corporation from approximately $5.2 million in fiscal 2003 to $12.9 million in 2004. During fiscal 2004, Mr. Curtis guided the Company as it was selected to develop and manufacture a new server appliance platform for EMC's Centera program, which extends the Company's relationship with EMC. The Company also entered into a relationship with Microsoft to license their Internet Security and Acceleration, or ISA, Server 2004. The Company will integrate that software with server appliance platforms and the Company's proprietary software to sell as the Company's new NS Series Security Appliances.

        Mr. Curtis' objectives for Fiscal 2005 are comprised of a combination of financial, operational and strategic growth objectives. In keeping with the dynamic nature of Mr. Curtis' duties, the Committee has determined that it shall not predetermine, at the beginning of the fiscal year, the weight to be assigned to each of Mr. Curtis' objectives.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE
Dennis A. Kirshy
Lawrence A. Genovesi
Robert M. Wadsworth

Employment, Termination of Employment and Change-in-Control Agreements

        On March 21, 2001, we entered into an employment agreement with John H. Curtis. The employment agreement provides that Mr. Curtis will serve as Chief Executive Officer and President (or in such other position as the Board may determine) and the Company will support his election to become a member of its Board.

        Pursuant to the terms of the employment agreement, Mr. Curtis' base salary is subject to annual adjustment by the Board. Effective October 1, 2004, the Board increased Mr. Curtis' annual base salary from $225,000 per year to $230,000 per year. Mr. Curtis is also eligible to receive a bonus targeted at $170,000 for the fiscal year ending September 30, 2005 or such additional amount as determined by the Board. This bonus is based upon performance targets mutually agreed upon by the Company and Mr. Curtis. During Fiscal 2004, Mr. Curtis received a bonus of $126,475. Additionally, the employment agreement entitles Mr. Curtis to participate in all bonus and benefit programs the Company makes available to its employees and provides that he be granted options to purchase 525,225 shares of the Company's common stock subject to vesting as determined by the Board.

        Mr. Curtis's employment is at will and may be terminated by him or by us upon thirty (30) days prior written notice. For a period of two years after termination or cessation of his employment for any reason, Mr. Curtis may not directly or indirectly compete with the Company. If we terminate Mr. Curtis's employment for Cause, Death or Disability (each as defined in the employment agreement), he will receive the compensation and benefits payable to him through the last day of his employment. If Mr. Curtis' employment with us is terminated by us without Cause, or by Mr. Curtis for Good Reason (as defined in the employment agreement), then the Company will 1) continue to pay Mr. Curtis his salary as in effect on the date of termination and continue to provide fringe benefits for a period of six months and 2) pay Mr. Curtis an amount equal to 25% of the annual bonus he would have been entitled to for the then-current year.

        We entered into a retention agreement with Mr. Brandes in November 2002. The retention agreement had a term of two years from December 27, 2002. This retention agreement, along with retention agreements we entered into with other executives that have since expired by their terms, were entered into in order to reinforce and encourage the executives' continued employment with, and dedication to, the Company by providing for acceleration of vesting of options and restricted stock and a six-month severance period in certain circumstances.

        Mr. Brandes exercised his rights under the retention agreement by resigning for Good Reason (as defined in the agreement) on December 23, 2004. Pursuant to the retention agreement and a severance agreement between the Company and Mr. Brandes, dated January 11, 2005, in exchange for a full release of all potential claims against the Company and a reaffirmation of the obligations under his Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, (1) the Company has paid Mr. Brandes a lump sum payment of six months salary (equivalent to $100,000), (2) the Company will pay Mr. Brandes the cost of continued medical, dental and vision benefits for a period of six months, and (3) the Company will accelerate, by six months, of the vesting of options to purchase shares of the Company held by Mr. Brandes.

INFORMATION ABOUT STOCK OWNERSHIP, RELATED PARTY TRANSACTIONS AND PERFORMANCE

Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders

        The following table sets forth, as of December 31, 2004, information concerning beneficial ownership of our common stock by the following:

  •
  Each person known by us to beneficially own more than 5% of our outstanding common stock;

  •
  Each of our directors;

  •
  Each of our executive officers; and

  •
  All of our directors and executive officers as a group.

        Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
HarbourVest Partners and affiliated entities (2) One Financial Center, 44th Floor Boston, Massachusetts 02111	5,890,926	15.8%
Directors and Executive Officers
John H. Curtis (3)	1,162,935	3.0%
Douglas G. Bryant (4)	295,418	*
Jeffrey A. Brandes (5)	232,238	*
Michael D. Riley (6)	190,625	*
J. Donald Oldham (7)	201,673	*
Richard P. Graber (8)	99,375	*
John Amaral	—	*
John A. Blaeser (9)	132,500	*
Lawrence A. Genovesi (10)	905,475	2.4%
Gary E. Haroian (11)	12,500	*
Dennis A. Kirshy (12)	344,500	*
Frank M. Polestra (13)	204,073	*
Fontaine K. Richardson (14)	25,000	*
Robert M. Wadsworth (15)	5,948,426	15.9%
All directors and executive officers as a group (14 persons) (16)	9,754,738	24.5%

*
Less than 1 percent.

(1)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock that a person or group has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty (60) days of December 31, 2004 through the exercise of any stock option, warrant or other right are deemed outstanding for computing the percentage ownership of the person holding such right but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Includes 926,386 shares owned by HarbourVest Partners V–Direct Fund, L.P and 4,964,540 shares owned by HarbourVest Partners VI–Direct Fund, L.P. The sole voting and investment powers for HarbourVest Partners V–Direct Fund, L.P. and HarbourVest Partners VI–Direct Fund, L.P. are held by the managing members of HarbourVest Partners, LLC: Mr. Edward W. Kane and Mr. D. Brook Zug, both of whom must approve each voting and investment decision.

(3)
Includes 1,108,930 shares underlying options exercisable within 60 days of December 31, 2004.

(4)
Includes 268,749 shares underlying options exercisable within 60 days of December 31, 2004 and 4,998 shares held in a trust fund for Mr. Bryant's children. Mr. Bryant disclaims beneficial ownership of all shares held in a trust for his children.

(5)
Includes 106,250 shares underlying options exercisable within 60 days of December 31, 2004.

(6)
Includes 182,625 shares underlying options exercisable within 60 days of December 31, 2004.

(7)
Includes 181,250 shares underlying options exercisable within 60 days of December 31, 2004.

(8)
Includes 99,375 shares underlying options exercisable within 60 days of December 31, 2004.

(9)
Includes 15,000 shares underlying options exercisable within 60 days of December 31, 2004.

(10)
Includes 405,000 shares underlying options exercisable within 60 days of December 31, 2004.

(11)
Includes 12,500 shares underlying options exercisable within 60 days of December 31, 2004.

(12)
Includes 30,000 shares underlying options exercisable within 60 days of December 31, 2004 and 8,500 shares owned by Mr. Kirshy's son, Wade G. Kirshy. Mr. Kirshy disclaims beneficial ownership of all shares owned by Wade G. Kirshy.

(13)
Includes 633 shares owned by Ascent Management SBIC Corporation, and 30,763 shares owned by Le Serre. Mr. Polestra may be deemed to have or share voting or investment power with respect to these shares. Mr. Polestra is a managing director of the entity that controls Ascent Management SBIC Corporation. Mr. Polestra is also a partner of Le Serre. Mr. Polestra disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 57,500 shares underlying options exercisable within 60 days of December 31, 2004.

(14)
Includes 25,000 shares underlying options exercisable within 60 days of December 31, 2004.

(15)
Includes 926,386 shares owned by HarbourVest Partners V–Direct Fund, L.P. and 4,964,540 shares owned by HarbourVest Partners VI–Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI–Direct Fund, L.P. and HarbourVest Partners V–Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 57,500 shares underlying options exercisable within 60 days of December 31, 2004.

(16)
Includes 2,549,679 shares underlying options exercisable within 60 days of December 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC and with us. Based on our review of copies of such forms, each officer, director and 10% holder complied with his obligations in a timely fashion with respect to transactions in our securities during the fiscal year ended September 30, 2004.

Certain Relationships and Related Party Transactions

        In January 2001, we deposited $1.1 million of cash with a bank to guarantee a personal loan of Lawrence A. Genovesi, our current Chairman and former President, Chief Executive Office and Chief Technology Officer. This guarantee was made in order to avoid significant sales of our stock by Mr. Genovesi as a result of a margin call on a personal loan collateralized by Mr. Genovesi's holdings of our stock. In conjunction with our guarantee of this loan, we entered into an agreement whereby Mr. Genovesi agreed to reimburse us for any obligations incurred by us under the guarantee. On January 6, 2003, the bank applied $968,596 of our funds that were on deposit with the bank in satisfaction of all amounts due to the bank from Mr. Genovesi and refunded $83,254 to us. On January 27, 2003, Mr. Genovesi repaid us $974,168 to satisfy his obligations to us in full under the reimbursement agreement. Of that amount, $456,276 was paid in cash and $517,892 was paid with the proceeds from the repurchase by us, in a private transaction, of 391,128 shares of our common stock owned by Mr. Genovesi.

        During fiscal year 2002, we repurchased 328,572 shares of common stock held by Mr. Genovesi at a cost of $248,000. Of the purchase price, $203,000 was applied against Mr. Genovesi's outstanding loans due to us, while the remaining $45,000 was paid in cash to Mr. Genovesi. Mr. Genovesi also repaid $15,000 due to us under his remaining outstanding loans. On January 27, 2003, Mr. Genovesi repaid to us a recourse note payable of $22,500 with proceeds from our repurchase of 17,070 shares of Network Engines common stock owned by Mr. Genovesi.

        In April 2001, we entered into five recourse loans with certain of our officers and employees at that time totaling approximately $736,000. We entered into these loan agreements to avoid substantial sales of our common stock by these individuals as a result of their alternative minimum tax obligations incurred as a result of their exercise of common stock options. The loans had an interest rate of 4.63% per year and were due, as amended, in September 2002. These officers and employees pledged to us all shares of Network Engines common stock owned by them, all common stock options held by them and all proceeds received by them on the sale of either our common stock or common stock options. During fiscal year 2002, we received proceeds from loans principal and interest payments of approximately $30,000; we repurchased 260,777 shares of common stock as repayment for principal and interest for an additional $267,000. In January 2003, the remaining loans of approximately $489,000 were repaid in full, including accrued interest, through our repurchase of 278,600 shares of our common stock.

        In connection with our acquisition of TidalWire, we paid $1,144,615 in cash to Ascent Venture Partners and $2,205,828 in cash to HarbourVest Partners, two of our substantial stockholders at that time. At the time of the acquisition, Ascent and HarbourVest owned approximately 18.1% and 16.3% of our outstanding common stock, respectively. Ascent and HarbourVest also owned 12.9% and 24.9% of the outstanding common stock of TidalWire, respectively. Pursuant to the terms of the merger agreement, we issued 480,706 shares and 926,386 shares of our common stock previously held as treasury stock to Ascent and HarbourVest, respectively, and made the aforementioned cash payments to Ascent and HarbourVest in exchange for all of the TidalWire common stock held by Ascent and HarbourVest.

        Also in connection with the TidalWire acquisition, we engaged Akibia, Inc. to provide certain customer support and warranty fulfillment services. Akibia charges us a fee for these services based upon sales of Fibre Channel HBAs. A director of ours is also a director of PSI Holding Group, Inc. the parent company of Akibia. At the time this relationship was established, Ascent and HarbourVest each owned greater than 5% of our outstanding stock and greater than 5% of the outstanding stock of PSI. In the twelve months ended September 30, 2003 and 2004, we recognized $972,000 and $1,070,000, respectively, of expense as a result of our agreements with Akibia. In connection with the service agreements, the Company sold product to Akibia to allow Akibia to fulfill the Company's warranty obligations. During fiscal 2003 and 2004 the Company recorded revenues of approximately $93,000 and $143,000, respectively. In addition, TidalWire had certain agreements with Akibia related to administrative and accounting services and leased certain facilities from Akibia. These agreements terminated in March 2003. Payments related to these agreements by us during fiscal 2003 totaled $53,000. At September 30, 2003 and 2004, we had amounts due to Akibia of $193,000 and $143,000, respectively, and amounts receivable from Akibia of $7,000 and $51,000 respectively.

        Additionally, during fiscal 2004 we engaged Akibia for consulting services related to an upgrade of certain of our systems. Amounts paid to Akibia during fiscal 2004 related to these services were approximately $84,000.

        Ascent Venture Partners III. L.P., one of our former significant stockholders owns approximately 16% of the outstanding capital stock of Network Intelligence Corporation. Network Intelligence Corporation has a contract with us to purchase certain of our products. In the fiscal years ending September 30, 2002, 2003 and 2004, revenues from sales to Network Intelligence Incorporation were approximately $821,000, $2,670,000 and $3,200,000, respectively. Frank Polestra, a member of our Board of Directors, is a Managing Director of Ascent Venture Partners.

Comparative Stock Performance

        The following graph compares the cumulative total return to holders of our common stock for the period from July 13, 2000, the date the our common stock was first traded on the NASDAQ National Market, through September 30, 2004 with the cumulative total return over such period of the NASDAQ Stock Market (U.S.) Index, and the RDG Technology Composite.

COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
AMONG NETWORK ENGINES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

* $100 invested on 7/13/00 in stock or on 6/30/00 in index—
including reinvestment of dividends.
Fiscal year ending September 30.

        The graph assumes the investment of $100 in our common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee and the Comparison of Cumulative Total Return graph shall not be deemed to be incorporated by reference into any such filings.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THIS MEETING YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN THE PROXY CARD.

By order of the Board of Directors,

John H. Curtis
President and Chief Executive Officer

Canton, Massachusetts
January 27, 2005

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints John H. Curtis and Douglas G. Bryant, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the "Company") held of record by the undersigned on January 18, 2005 at the Annual Meeting of Stockholders to be held on March 15, 2005 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NETWORK ENGINES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
Edison, NJ 08818-8694

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

        Thank you in advance for your prompt consideration of these matters.

Sincerely,

NETWORK ENGINES, INC.

☒ Please mark votes as in this example.

1.
Election of Directors.

      Nominee: (01) Frank M. Polestra
      Nominee: (02) Fontaine G. Richardson

FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐

☐
__________________________________________
For all nominees, except as written above

2.
To ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.
FOR ☐            AGAINST ☐            ABSTAIN ☐

3.
In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_____________________ Date:______ Signature:_____________________ Date:______